UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 3, 2026

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders.

SolarEdge Technologies, Inc. (the “Company”) held its annual meeting of stockholders on June 3, 2026 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on four matters: (i) the election of Mr. Avery More, Ms. Betsy Atkins, Ms. Dana Gross, Mr. Gilad Almogy, Mr. Guy Gecht, Mr. Shuki Nir and Mr. Yoram Tietz as members of the Board of Directors; (ii) ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s auditors for the year ending December 31, 2026; (iii) approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers; and (iv) approval of the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.

Proposal No. 1. Election of Directors.

The following director nominees were elected as directors, each to hold office until the 2027 annual meeting of stockholders and/ or until his or her successor is elected and qualified, by the vote set forth below:

				Broker
	For	Against	Abstain	Non-Votes
Mr. Avery More	28,203,122	771,824	38,367	6,226,473
Ms. Betsy Atkins	27,469,116	1,510,853	33,344	6,226,473
Ms. Dana Gross	28,305,539	672,144	35,630	6,226,473
Mr. Gilad Almogy	28,919,959	56,558	36,796	6,226,473
Mr. Guy Gecht	28,818,315	157,856	37,142	6,226,473
Mr. Shuki Nir	28,914,278	61,440	37,595	6,226,473
Mr. Yoram Tietz	28,691,944	241,369	80,000	6,226,473

Proposal No. 2. Ratification of Appointment of Registered Public Accounting Firm.

The appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified by the vote set forth below:

			Broker
For	Against	Abstain	Non-Votes
35,005,162	188,372	46,252	-

Proposal No. 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

The compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by an advisory vote, as set forth below:

			Broker
For	Against	Abstain	Non-Votes
26,568,856	2,335,161	109,296	6,226,473

Proposal No. 4. Amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers.

The amendment to the Company’s Restated Certificate of Incorporation which provides for the elimination of monetary liability of certain officers in certain limited circumstances as permitted by law, was approved by the votes set forth below:

			Broker
For	Against	Abstain	Non-Votes
25,773,141	3,142,428	97,744	6,226,473

Proposal No. 4 was not approved even though over 89% of the votes cast voted FOR the approval of an exculpation amendment to the Company’s Restated Certificate of Incorporation. This is solely due to the higher applicable voting standard under Delaware law that applies to certificate amendments (majority of outstanding shares as opposed to majority of voting power of the stock, present or represented by proxy and entitled to vote on the matter).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: June 4, 2026	By:	/s/ Dalia Litay
	Name:	Dalia Litay
	Title:	Chief Legal Officer